EXHIBIT 4.2



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                           K-III COMMUNICATIONS CORPORATION

                                     $200,000,000

                    10% Subordinated Exchange Debentures due 2008

                                 Class C and Class D

                                    _____________

                                      INDENTURE

                             Dated as of _______ __, ____

                                    _____________






                                 THE BANK OF NEW YORK
                            Subordinated Debenture Trustee











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






                                CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                    Indenture Section
  -----------                                    -----------------

    310(a)(1)  . . . . . . . . . . . . . . . . . . . .     7.10
       (a)(2)  . . . . . . . . . . . . . . . . . . . .     7.10
       (a)(3)  . . . . . . . . . . . . . . . . . . . .     N.A.
       (a)(4)  . . . . . . . . . . . . . . . . . . . .     N.A.
       (b) . . . . . . . . . . . . . . . . . . . . . .
                                                     7.08;7.10;
       (b) . . . . . . . . . . . . . . . . . . . . . .
                                                        11.02
       (c) . . . . . . . . . . . . . . . . . . . . . .     N.A.
    311(a) . . . . . . . . . . . . . . . . . . . . . .     7.11
       (b) . . . . . . . . . . . . . . . . . . . . . .     7.11
       (c) . . . . . . . . . . . . . . . . . . . . . .     N.A.
    312(a) . . . . . . . . . . . . . . . . . . . . . .     2.05
       (b) . . . . . . . . . . . . . . . . . . . . . .    11.03
       (c) . . . . . . . . . . . . . . . . . . . . . .    11.03
    313(a) . . . . . . . . . . . . . . . . . . . . . .     7.06
       (b)(1)  . . . . . . . . . . . . . . . . . . . .     N.A.
       (b)(2)  . . . . . . . . . . . . . . . . . . . .     7.06
       (c) . . . . . . . . . . . . . . . . . . . . . .
                                                     7.06;11.02
       (d) . . . . . . . . . . . . . . . . . . . . . .     7.06
    314(a) . . . . . . . . . . . . . . . . . . . . . .
                                                     4.03;11.02
       (b) . . . . . . . . . . . . . . . . . . . . . .
                                                           N.A.
       (c)(1)  . . . . . . . . . . . . . . . . . . . .    11.04
       (c)(2)  . . . . . . . . . . . . . . . . . . . .    11.04
       (c)(3)  . . . . . . . . . . . . . . . . . . . .     N.A.
       (d) . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (e) . . . . . . . . . . . . . . . . . . . . . .    11.05
       (f) . . . . . . . . . . . . . . . . . . . . . .     N.A.
    315(a) . . . . . . . . . . . . . . . . . . . . . .  7.01(2)
       (b) . . . . . . . . . . . . . . . . . . . . . .
                                                     7.05;11.02
       (c) . . . . . . . . . . . . . . . . . . . . . .  7.01(1)
       (d) . . . . . . . . . . . . . . . . . . . . . .  7.01(3)
       (e) . . . . . . . . . . . . . . . . . . . . . .     6.11
    316(a)(last sentence)  . . . . . . . . . . . . . .     2.09
       (a)(1)(A) . . . . . . . . . . . . . . . . . . .     6.05
       (a)(1)(B) . . . . . . . . . . . . . . . . . . .     6.04
       (a)(2)  . . . . . . . . . . . . . . . . . . . .     N.A.
       (b) . . . . . . . . . . . . . . . . . . . . . .     6.07
       (c) . . . . . . . . . . . . . . . . . . . . . .     9.04
    317(a)(1)  . . . . . . . . . . . . . . . . . . . .     6.08
       (a)(2)  . . . . . . . . . . . . . . . . . . . .     6.09
       (b) . . . . . . . . . . . . . . . . . . . . . .     2.04
    318(a) . . . . . . . . . . . . . . . . . . . . . .    11.01

    N.A. means not applicable.

    *This Cross-Reference Table is not part of the Indenture.

                        TABLE OF CONTENTS
                                                                    Page

                            ARTICLE 1
                  DEFINITIONS AND INCORPORATION
                          BY REFERENCE

  Section 1.01  Definitions . . . . . . . . . . . . . . . . . . . .    1
  Section 1.02  Other Definitions . . . . . . . . . . . . . . . . .    7
  Section 1.03  Incorporation by Reference of Trust Indenture
     Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Section 1.04  Rules of Construction . . . . . . . . . . . . . . .    8

                            ARTICLE 2
                         THE SECURITIES

  Section 2.01  Form and Dating . . . . . . . . . . . . . . . . . .    8
  Section 2.02  Execution and Authentication  . . . . . . . . . . .    8
  Section 2.03  Registrar and Paying Agent  . . . . . . . . . . . .    9
  Section 2.04  Paying Agent to Hold Money in Trust . . . . . . . .    9
  Section 2.05  Holder Lists  . . . . . . . . . . . . . . . . . . .    9
  Section 2.06  Transfer and Exchange . . . . . . . . . . . . . . .   10
  Section 2.07  Replacement Securities  . . . . . . . . . . . . . .   12
  Section 2.08  Outstanding Securities  . . . . . . . . . . . . . .   13
  Section 2.09  Treasury Securities . . . . . . . . . . . . . . . .   13
  Section 2.10  Temporary Securities  . . . . . . . . . . . . . . .   13
  Section 2.11  Cancellation  . . . . . . . . . . . . . . . . . . .   13
  Section 2.12  Defaulted Interest  . . . . . . . . . . . . . . . .   14

                            ARTICLE 3
     OPTIONAL REDEMPTION OPTIONAL REDEMPTION UPON CHANGE OF
  CONTROL AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY OFFERING

  Section 3.01  Notices to Subordinated Debenture Trustee . . . . .   14
  Section 3.02  Selection of Securities to Be Redeemed  . . . . . .   14
  Section 3.03  Notices to Holders  . . . . . . . . . . . . . . . .   15
  Section 3.04  Effect of Notice of Redemption  . . . . . . . . . .   15
  Section 3.05  Deposit of Redemption Price or Purchase Price . . .   16
  Section 3.06  Securities Redeemed in Part . . . . . . . . . . . .   16
  Section 3.07  Optional Redemption . . . . . . . . . . . . . . . .   16
  Section 3.08  Optional Redemption Upon Change of Control  . . . .   17

                            ARTICLE 4
                            COVENANTS

  Section 4.01  Payment of Securities . . . . . . . . . . . . . . .   17
  Section 4.02  Maintenance of Office or Agency . . . . . . . . . .   18
  Section 4.03  SEC Reports; Financial Statements . . . . . . . . .   18
  Section 4.04  Compliance Certificate  . . . . . . . . . . . . . .   19
  Section 4.05  Compliance With Laws, Taxes . . . . . . . . . . . .   19
  Section 4.06  Stay, Extension and Usury Laws  . . . . . . . . . .   20

                                                              Page

 Section 4.07  Limitations on Restricted Payments  . . . . . . . .   20
 Section 4.08  Change of Control . . . . . . . . . . . . . . . . .   20
 Section 4.09  Transactions With Affiliates  . . . . . . . . . . .   21
 Section 4.10  Corporate Existence.  . . . . . . . . . . . . . . .   22
 Section 4.11  Rule 144A Information Requirement . . . . . . . . .   22

                           ARTICLE 5
                          SUCCESSORS

 Section 5.01  Merger, Consolidation, or Sale of Assets  . . . . .   23
 Section 5.02  Successor Corporation Substituted . . . . . . . . .   23

                           ARTICLE 6
                     DEFAULTS AND REMEDIES
 Section 6.01  Events of Default . . . . . . . . . . . . . . . . .   23
 Section 6.02  Acceleration  . . . . . . . . . . . . . . . . . . .   25
 Section 6.03  Other Remedies  . . . . . . . . . . . . . . . . . .   26
 Section 6.04  Waiver of Past Defaults . . . . . . . . . . . . . .   26
 Section 6.05  Control by Majority . . . . . . . . . . . . . . . .   26
 Section 6.06  Limitations on Suits  . . . . . . . . . . . . . . .   26
 Section 6.07  Rights of Holders to Receive Payment  . . . . . . .   27
 Section 6.08  Collection Suit by Subordinated Debenture
    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
 Section 6.09  Subordinated Debenture Trustee May File Proofs
    of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
 Section 6.10  Priorities  . . . . . . . . . . . . . . . . . . . .   28
 Section 6.11  Undertaking for Costs . . . . . . . . . . . . . . .   28

                           ARTICLE 7
                SUBORDINATED DEBENTURE TRUSTEE
 Section 7.01  Duties of Subordinated Debenture Trustee  . . . . .   28
 Section 7.02  Rights of Subordinated Debenture Trustee  . . . . .   29
 Section 7.03  Individual Rights of Subordinated Debenture
    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
 Section 7.04  Subordinated Debenture Trustee's Disclaimer . . . .   30
 Section 7.05  Notice of Defaults  . . . . . . . . . . . . . . . .   30
 Section 7.06  Reports by Subordinated Debenture Trustee to
    Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
 Section 7.07  Compensation and Indemnity  . . . . . . . . . . . .   31
 Section 7.08  Replacement of Subordinated Debenture Trustee . . .   31
 Section 7.09  Successor Subordinated Debenture Trustee by
    Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . .   32
 Section 7.10  Eligibility; Disqualification . . . . . . . . . . .   33
 Section 7.11  Preferential Collection of Claims Against
    Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                          ARTICLE 8
                    DISCHARGE OF INDENTURE
 Section 8.01  Termination of Company's Obligations  . . . . . . .   33
 Section 8.02  Application of Trust Money  . . . . . . . . . . . .   34
 Section 8.03  Repayment to Company  . . . . . . . . . . . . . . .   34
 Section 8.04  Reinstatement . . . . . . . . . . . . . . . . . . .   35

























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                                                              Page

                          ARTICLE 9
                          AMENDMENTS
 Section 9.01  Without Consent of Holders  . . . . . . . . . . . .   35
 Section 9.02  With Consent of Holders . . . . . . . . . . . . . .   36
 Section 9.03  Compliance with Trust Indenture Act . . . . . . . .   37
 Section 9.04  Revocation and Effect of Consents . . . . . . . . .   37
 Section 9.05  Notation on or Exchange of Securities . . . . . . .   37
 Section 9.06  Subordinated Debenture Trustee to Sign
    Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . .   38

                          ARTICLE 10
                         SUBORDINATION
 Section 10.01  Agreement to Subordinate . . . . . . . . . . . . .   38
 Section 10.02  Certain Definitions  . . . . . . . . . . . . . . .   38
 Section 10.03  Liquidation; Dissolution; Bankruptcy . . . . . . .   38
 Section 10.04  Default on Senior Debt . . . . . . . . . . . . . .   39
 Section 10.05  Acceleration of Securities . . . . . . . . . . . .   39
 Section 10.06  When Distribution Must Be Paid Over  . . . . . . .   39
 Section 10.07  Notice by Company  . . . . . . . . . . . . . . . .   40
 Section 10.08  Subrogation  . . . . . . . . . . . . . . . . . . .   40
 Section 10.09  Relative Rights  . . . . . . . . . . . . . . . . .   40
 Section 10.10  Subordination May Not Be Impaired by Company . . .   41
 Section 10.11  Distribution or Notice to Representative . . . . .   41
 Section 10.12  Rights of Subordinated Debenture Trustee and
    Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . .   41
 Section 10.13  Authorization to Effect Subordination  . . . . . .   41

                          ARTICLE 11
                         MISCELLANEOUS
 Section 11.01  Trust Indenture Act Controls . . . . . . . . . . .   42
 Section 11.02  Notices  . . . . . . . . . . . . . . . . . . . . .   42
 Section 11.03  Communication by Holders with Other Holders  . . .   43
 Section 11.04  Certificate and Opinion as to Conditions
    Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
 Section 11.05  Statements Required in Certificate or
    Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
 Section 11.06  Rules by Subordinated Debenture Trustee and
    Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
 Section 11.07  Legal Holidays . . . . . . . . . . . . . . . . . .   44
 Section 11.08  No Recourse Against Others . . . . . . . . . . . .   45
 Section 11.09  Governing Law  . . . . . . . . . . . . . . . . . .   45
 Section 11.10  No Adverse Interpretation of Other
    Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .   45
 Section 11.11  Successors . . . . . . . . . . . . . . . . . . . .   45
 Section 11.12  Severability . . . . . . . . . . . . . . . . . . .   45
 Section 11.13  Counterpart Originals  . . . . . . . . . . . . . .   45
 Section 11.14  Subordinated Debenture Trustee as Paying
    Agent and Registrar  . . . . . . . . . . . . . . . . . . . . .   45
 Section 11.15  Table of Contents, Headings, etc.  . . . . . . . .   46
 Section 11.16  Bank of New York Not Acting In Individual
    Capacity.  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
 Section 11.17  Additional Rights of Holders of Transfer
    Restricted Securities. . . . . . . . . . . . . . . . . . . . .   46

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Exhibit A Form of Security  . . . . . . . . . . . . . . . . . . .   A-1
Exhibit B Certificate to be Delivered Upon Exchange or
Registration of Transfer of Securities  . . . . . . . . . . . . .   B-1

             INDENTURE dated as of _______ __, ____, between K-III Communications Corporation, a Delaware corporation, and The Bank of New York, a New York banking corporation, (the "Subordinated Debenture Trustee").

             Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of 10% Class C Subordinated Exchange Debentures due 2008 and 10% Class D Subordinated Debentures due 2008 (collectively, the "Securities") issued by the Company (as defined below):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01  DEFINITIONS

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by agreement or otherwise.

             "Agent" means any Registrar or Paying Agent.

             "Applicable Premium" with respect to any Security is defined as the greater of (i) 1.0% of the then outstanding principal amount thereof and
(ii) the excess of (A) the present value of the required interest and principal payments due thereon, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the then outstanding principal amount of thereof.

             "Applicable Spread", for the purposes of this Indenture, means 100 basis points.

             "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

             "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

             "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

             "BONY Credit Agreement" means that certain credit agreement entered into by and among the Company, certain financial institutions parties thereto, and The Bank of New York, as agent, providing for a $150 million term loan facility, as amended, modified, renewed, refunded or refinanced from time to time.

             "Business Day" means any day other than a Legal Holiday (as defined below).

             "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

             "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

             "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than (A) 35 percent (35%) of the total voting power of the then outstanding voting stock of the Company and (B) the total voting power of the then outstanding voting stock of the Company beneficially owned by KKR and its Affiliates or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

             "Chase Credit Agreement" means that certain credit agreement entered into by and among the Company, certain financial institutions parties thereto, and The Chase Manhattan Bank, N.A., as agent, providing for a $150 million term loan facility, as amended, modified, renewed, refunded or refinanced from time to time.

             "Class A Subordinated Exchange Debentures" means the 11 5/8% Class A Subordinated Exchange Debentures due 2005.

             "Class B Subordinated Exchange Debentures" means the 11 5/8% Class B Subordinated Exchange Debentures due 2005.

             "Class C Subordinated Exchange Debentures" means the 10% Class C Subordinated Exchange Debentures due 2008 described above issued under this Indenture.

             "Class D Subordinated Exchange Debentures" means the 10% Class D Subordinated Exchange Debentures due 2008 that may be issued in the Exchange Offer.

             "Common Stock" means the common stock, par value $.01 per share, of the Company.

             "Company" means (i) K-III Communications Corporation, a Delaware corporation and (ii) any successor of K-III Communications Corporation pursuant to Article 5 hereof.

             "Consolidated Net Worth" means, for purposes of this Indenture, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the referent Person and its Subsidiaries on a consolidated basis, less amounts attributable to Redeemable Stock, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial

Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations shall be disregarded.

             "Corporate Trust Office of the Subordinated Debenture Trustee" shall be at either of the addresses of the Subordinated Debenture Trustee specified in Section 11.02 or such other address as the Subordinated Debenture Trustee may give notice to the Company.

             "Credit Agreements" means, collectively, the Chase Credit Agreement, the BONY Credit Agreement, the Revolving Credit Agreement and the New Chase Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded or refinanced from time to time.

             "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

             "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

             "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

             "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Debentures" means the 11 1/2% Exchange Debentures due 2004 of the Company issued under the Exchange Debenture Indenture.

             "Exchange Debenture Indenture" means that certain Indenture to be dated as of the date of first issuance of the Exchange Debentures, between the Company and Chemical Bank, as Trustee, as amended or modified from time to time.

             "Exchange Debenture Trustee" means Chemical Bank, as Trustee of the Exchange Debentures, unless and until a successor replaces it accordance with the applicable provisions thereof and thereafter means the successor serving thereunder.

             "Exchange Offer" means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange Class D Subordinated Exchange Debentures for then outstanding Class C Subordinated Exchange Debentures.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of this Indenture.

             "Holder" means a Person in whose name a Security is registered.

             "Indebtedness" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of Indebtedness secured. For the purpose of determining the aggregate Indebtedness of the Company and its Restricted Subsidiaries, such Indebtedness shall exclude the Indebtedness of any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of a Restricted Subsidiary.

             "Indenture" means this Indenture as amended from time to time.

             "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc.

             "Interest Payment Date" has the meaning assigned to such term in the Security.

             "Interest Rate Agreements" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

             "KKR" means Kohlberg Kravis Roberts & Co., L.P.

             "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

             "Liquidated Damages" means all unpaid liquidated damages owing by the Company pursuant to Section 5 of the Registration Rights Agreement.

             "New Chase Facility" means that certain revolving credit facility entered into by and among the Company, certain financial institutions parties thereto, and The Chase Manhattan Bank, N.A., as agent, providing for a $100 million revolving credit facility, as amended, modified, renewed, refunded or refinanced from time to time.

             "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

             "Officers" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company, as applicable.

             "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's chief executive officer, chief financial officer or controller of financial accounting.

             "Opinion of Counsel" means a written opinion prepared in accordance with Section 11.05 hereof, from legal counsel who is acceptable to the Subordinated Debenture Trustee. The counsel may be an employee of or counsel to the Company, if applicable, or the Subordinated Debenture Trustee.

             "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

             "Public Equity Offering" means an underwritten public offering of primary shares of the Company's common stock (or any other class of common stock hereinafter duly authorized by the Company) pursuant to a registration statement (other than a registration statement on form S-8 or S-4 or successor forms) filed with the SEC in accordance with the Securities Act.

             "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities.

             "Registration Rights Agreement" means the Registration Rights Agreement dated January 24, 1996, between the Initial Purchasers, the Company and the subsidiaries of the Company listed on the signature page thereto, as such agreement may be amended, modified or supplemented from time to time.

             "Restricted Subsidiary" means, for the purposes of this Indenture, a Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

             "Revolving Credit Agreement" means that certain credit agreement entered into by and among the Company, certain financial institutions parties thereto, and The Chase Manhattan Bank, N.A., as agent, providing for a $670 million revolving credit facility, as amended, modified, renewed, refunded or refinanced from time to time.

             "SEC" means the Securities and Exchange Commission.

             "Securities" means the Securities described above issued under this Indenture.

             "Securities Act" means the Securities Act of 1933, as amended.

             "8 1/2% Senior Notes" means the 8 1/2% Senior Notes due 2006 of the Company issued under the 8 1/2% Senior Note Indenture.

             "8 1/2% Senior Note Indenture" means that certain Indenture dated as of January 24, 1996, among the Company, the corporations listed on Schedule I thereto and The Bank of New York, as Trustee, as amended or modified from time to time.

             "10 1/4% Senior Notes" means the 10 1/4% Senior Notes due 2004 of the Company issued under the 10 1/4% Senior Note Indenture.

             "10 1/4% Senior Note Indenture" means that certain Indenture dated as of May 31, 1994, among the Company, the corporations listed on Schedule I thereto and Bankers Trust Company, as Trustee, as amended or modified from time to time.

             "Senior Notes" means the 8 1/2% Senior Notes, the 10 1/4% Senior Notes and the Senior Secured Notes.

             "Senior Note Indentures" means the 8 1/2% Senior Note Indenture, the 10 1/4% Senior Note Indenture and the Senior Secured Note Indenture.

             "Senior Secured Notes" means the 10 5/8% Senior Secured Notes due 2002 of the Company issued under the Senior Secured Note Indenture.

             "Senior Secured Note Indenture" means that certain Indenture dated as of May 13, 1992, among the Company, the corporations listed on Schedule I thereto and The Bank of New York, as Trustee, as amended or modified from time to time.

             "Subordinated Debenture Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

             "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

             "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sec.Sec. 77aaa-77bbbb).

             "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(b) hereof.

             "Treasury Rate," for the purposes of this Indenture, is defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; provided that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

             "Trust Officer" means any officer or assistant officer of the Subordinated Debenture Trustee assigned by the Subordinated Debenture Trustee to administer this Indenture.

             "Unrestricted Subsidiary" means, for the purposes of this Indenture, (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; provided that the Subsidiary to be so designated has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

             "U.S. Government Obligations" means direct noncallable obligations of or guaranteed by the United States of America.

SECTION 1.02  OTHER DEFINITIONS
                                                                 Defined in
     Term                                                          Section
     ----                                                        -----------

     "Affiliate Transaction"  . . . . . . . . . . . . . . . . . .   4.09
     "Change of Control Offer"  . . . . . . . . . . . . . . . . .   4.08
     "Change of Control Payment"  . . . . . . . . . . . . . . . .   4.08
     "Change of Control Payment Date" . . . . . . . . . . . . . .   4.08
     "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . .  11.07
     "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . .   2.03
     "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . .   2.03
     "Representative" . . . . . . . . . . . . . . . . . . . . . .  10.02
     "Restricted Payments"  . . . . . . . . . . . . . . . . . . .   4.07
     "Senior Debt"  . . . . . . . . . . . . . . . . . . . . . . .  10.02
     "Successor"  . . . . . . . . . . . . . . . . . . . . . . . .   5.01

SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

             Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

             The following TIA terms used in this Indenture have the following meanings:

             "indenture securities" means the Security;

             "indenture security holder" means a Holder;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Subordinated Debenture Trustee;

             "obligor" on the Security means the Company, any other obligor upon the Security or any successor obligor upon the Security.

             All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION

             Unless the context otherwise requires:

             (1)   a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)   "or" is not exclusive;

             (4) words in the singular include the plural, and in the plural include the singular; and

             (5)   provisions apply to successive events and transactions.


                                   ARTICLE 2
                                 THE SECURITIES

SECTION 2.01  FORM AND DATING

             The Class C Subordinated Exchange Debentures and the Subordinated Debenture Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Indenture. The Class D Subordinated Exchange Debentures shall be substantially in the form of Exhibit A to this Indenture but shall not include the legend preceding paragraph 1 thereof. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof; provided, however, that in connection with the payment of interest with respect to the Securities in additional Securities and the original issuance of Securities hereunder in exchange for shares of the Company's Series C Exchangeable Preferred Stock, the Company may elect to pay any amount remaining after issuance of Securities in denominations of $1,000 and/or integral multiples thereof, in cash or in additional Securities in denominations of less than $1,000.

             The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Subordinated Debenture

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02  EXECUTION AND AUTHENTICATION

             Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

             If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

             A Security shall not be valid until authenticated by the manual signature of the Subordinated Debenture Trustee. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

             The Subordinated Debenture Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by an Officer to a Trust Officer of the Subordinated Debenture Trustee. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

             The Subordinated Debenture Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Subordinated Debenture Trustee may do so. Each reference in this Indenture to authentication by the Subordinated Debenture Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT

             The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying
Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Subordinated Debenture Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Subordinated Debenture Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST

             The Company shall require each Paying Agent other than the Subordinated Debenture Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Subordinated Debenture Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Securities, and will notify the Subordinated Debenture Trustee of any default by the Company in making any such payment. While any such default continues, the Subordinated Debenture Trustee may require a Paying Agent to pay all money held by it to the Subordinated Debenture Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Subordinated Debenture Trustee. Upon payment over to the Subordinated Debenture Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05  HOLDER LISTS

             The Subordinated Debenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Sec. 312(a). If the Subordinated Debenture Trustee is not the Registrar, the Company shall furnish to the Subordinated Debenture Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Subordinated Debenture Trustee may request in writing, a list in such form and as of such date as the Subordinated Debenture Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Sec. 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE

             (a) When Securities are presented to the Registrar with the request:

                (x)   to register the transfer of such Securities; or

                (y) to exchange such Securities for an equal principal amount of Securities of other authorized denominations,

             the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Securities presented or surrendered for register of transfer or exchange:

                (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

                (ii) in the case of Transfer Restricted Securities, shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                   (B) if such Transfer Restricted Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rules 144 or 145 or an institutional accredited investor within the meaning of Rule 501 (a)(1), (2), (3) or (7) or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto).

             (b)   Legends.

                (i) Except as permitted by the following paragraph (ii), each Security certificate (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR MORGAN STANLEY & CO. INCORPORATED, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, OR SALOMON BROTHERS INC, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $1,000,000 AN OPINION OF COUNSEL, ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON"

                HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                (ii) Upon any sale or transfer of a Transfer Restricted Security satisfying the conditions set forth in subclause (F) of the legend set forth in the immediately preceding paragraph (i) above and in connection with the Exchange Offer, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legend set forth above and, upon transfer of such Transfer Restricted Security, the restrictions contained in such legend shall be no longer applicable.

             (c) Obligations with respect to Transfers and Exchanges of Securities.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Subordinated Debenture Trustee shall authenticate Securities at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07,
                3.08 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                (iv) All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                (v)   The Company shall not be required:

                   (A) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection,

                   (B) to register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or

                   (C) to register the transfer of or exchange any Security during the period between a record date and the corresponding Interest Payment Date.

                (vi) Prior to due presentment for registration of transfer of any Security, the Subordinated Debenture Trustee, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security, and neither the Subordinated Debenture Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07  REPLACEMENT SECURITIES

             If any mutilated Security is surrendered to the Subordinated Debenture Trustee, or the Company and the Subordinated Debenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Subordinated Debenture Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Subordinated Debenture Trustee's requirements are met. If required by the Subordinated Debenture Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Subordinated Debenture Trustee and the Company to protect the Company, the Subordinated Debenture Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

             Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08  OUTSTANDING SECURITIES

             The Securities outstanding at any time are all the Securities authenticated by the Subordinated Debenture Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

             If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Subordinated Debenture Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

             If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

             If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

             Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09  TREASURY SECURITIES

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Subordinated Debenture Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Subordinated Debenture Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY SECURITIES

             Until definitive Securities are ready for delivery, the Company may prepare and the Subordinated Debenture Trustee shall authenticate temporary securities upon a written order of the Company signed by an Officer and delivered or caused to be delivered to a Trust Officer.
Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Subordinated Debenture Trustee shall authenticate definitive Securities in exchange for temporary Securities.

             Holders of temporary Securities shall be entitled to all benefits of this Indenture.

SECTION 2.11  CANCELLATION

             The Company at any time may deliver Securities to the Subordinated Debenture Trustee for cancellation. The Registrar and Paying Agent shall forward to the Subordinated Debenture Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Subordinated Debenture Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Subordinated Debenture Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

             If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Subordinated Debenture Trustee, fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Subordinated Debenture Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
             OPTIONAL REDEMPTION, OPTIONAL REDEMPTION UPON CHANGE OF
          CONTROL AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY OFFERING

SECTION 3.01  NOTICES TO SUBORDINATED DEBENTURE TRUSTEE

             (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Subordinated Debenture Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate stating that such redemption shall occur pursuant to
             Section 3.07 hereof and stating the redemption date, the principal amount of Securities to be redeemed and the redemption price.

             (b) If the Company elects to redeem Securities pursuant to the provisions of Section 3.08 hereof, it shall furnish to the Subordinated Debenture Trustee, at least 45 days but not more than 60 days before the redemption date, an Officers' Certificate stating that a Change of Control has occurred, the date of such Change of Control and that such redemption shall occur pursuant to
             Section 3.08 hereof, and further stating the principal amount of Securities to be redeemed, the redemption price of such Securities and the intended redemption date.

SECTION 3.02  SELECTION OF SECURITIES TO BE REDEEMED

             If less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption will be made by the Subordinated Debenture Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Subordinated Debenture Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. The Subordinated Debenture Trustee may select for redemption any portion (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

             The Subordinated Debenture Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Subordinated Debenture Trustee from the outstanding Securities not previously called for redemption.

SECTION 3.03  NOTICES TO HOLDERS

             (a)   If the Company elects to redeem Securities pursuant to either
             Section 3.07 or 3.08 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities are to be redeemed at its registered address.

             The notice shall identify the Securities to be redeemed (including CUSIP number) and shall state:

                (1)   the redemption date;

                (2)   the redemption price;

                (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                (4)   the name and address of the Paying Agent;

                (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

                (6) that interest on Securities or portions of them called for redemption ceases to accrue on and after the redemption date;

                (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

                (8) the aggregate principal amount of Securities that are being redeemed.

             (b) At the Company's request, the Subordinated Debenture Trustee shall give the notice required in Section 3.03(a) hereof in the Company's name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION

             Once notice of redemption is mailed (after the Subordinated Debenture Trustee has received the notice provided for in Section 3.01 hereof), Securities called for redemption become due and payable on the redemption date at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall fail to make payment of the redemption price or accrued interest on the redemption date). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus premium and Liquidated Damages, if any, plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on or prior to the redemption date and Liquidated Damages which become payable on or prior to the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

             One Business Day prior to the redemption date, the Company shall deposit with the Subordinated Debenture Trustee or with the Paying Agent money (in same-day funds) sufficient to pay the redemption price of, premium and Liquidated Damages, if any, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which previously have been delivered by the Company to the Subordinated Debenture Trustee for cancellation. The Subordinated Debenture Trustee or the Paying Agent shall return to the Company any such money not required for that purpose.

             If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed, whether or not such Securities are presented for payment, will cease to accrue on the applicable redemption date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06  SECURITIES REDEEMED IN PART

             Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07  OPTIONAL REDEMPTION

             Except as otherwise provided herein, prior to February 1, 2001, the Company may not redeem the Securities, in whole or in part. At any time on or after February 1, 2001, the Company may redeem all or any of the Securities, in whole or in part, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus Liquidated Damages, if any, plus accrued and unpaid interest to the redemption date.

             The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12 month period beginning February 1 of the following years:

                    Year                               Percentage
                    ----                               ----------

                    2001  . . . . . . . . . . . . . .  105%
                    2002  . . . . . . . . . . . . . .  104
                    2003  . . . . . . . . . . . . . .  103
                    2004  . . . . . . . . . . . . . .  102
                    2005  . . . . . . . . . . . . . .  101
                    2006 and thereafter . . . . . . .  100

             Notwithstanding the foregoing:

             (1) the Company may redeem up to 50% of the outstanding aggregate principal amount of the Securities originally issued at a redemption price of 110% of the principal amount thereof, plus Liquidated Damages, if any, plus accrued and unpaid interest to the redemption date, out of the net proceeds of any Public Equity Offering, provided that any such redemption shall occur within 180 days of such Public Equity Offering; and

             (2) upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

             Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08  OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

             In addition to any redemption pursuant to Section 3.07 hereof, the Securities will be redeemable, at the option of the Company, in whole or in part, at any time within 160 days after a Change of Control at a redemption price equal to the sum of the then outstanding principal amount thereof plus Liquidated Damages, if any, plus accrued and unpaid interest, if any, to the redemption date plus the Applicable Premium.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01  PAYMENT OF SECURITIES

             The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities, and shall pay Liquidated Damages, if any, on the dates and in the manner provided in the Registration Rights Agreement. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due.

             The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY

             The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Subordinated Debenture Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Subordinated Debenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Subordinated Debenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Subordinated Debenture Trustee.

             The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Subordinated Debenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             The Company hereby designates the Corporate Trust Office of the Subordinated Debenture Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03  SEC REPORTS; FINANCIAL STATEMENTS

             (a) The Company shall file with the Subordinated Debenture Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Subordinated Debenture Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company shall also comply with the other provisions of TIA Sec.314(a).

             (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Subordinated Debenture Trustee and mailed to the

             Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, so long as at least 5% of the original principal amount of the Securities remain outstanding, the Company shall cause its financial statements referred to in Section 4.03(a) hereof, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters. As of the date hereof, the Company's fiscal year ends on December 31.

SECTION 4.04  COMPLIANCE CERTIFICATE

             (a) The Company shall deliver to the Subordinated Debenture Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

             (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company shall, so long as any of the Securities are outstanding, (i) deliver to the Subordinated Debenture Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and
             (ii) promptly notify the Subordinated Debenture Trustee of any Change in Control.

SECTION 4.05  COMPLIANCE WITH LAWS, TAXES

             The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

             The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS

             The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Subordinated Debenture Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  LIMITATIONS ON RESTRICTED PAYMENTS

             The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than (A) dividends or distributions payable in Equity Interests of the Company or such Restricted Subsidiary or (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries) or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries) (the foregoing actions set forth in clauses (i) and
(ii) being referred to as "Restricted Payments"), if, at the time of such Restricted Payment, a Default or Event of Default the Securities shall have occurred and be continuing or shall occur as a consequence thereof.

SECTION 4.08  CHANGE OF CONTROL

             Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to holders provided for in the paragraph below, the Company hereby covenants (i) (A) to repay in full all Obligations under the Credit Agreements or to offer to repay in full all such Obligations and to repay the Obligations of each lender who has accepted such offer or (B) to obtain the requisite consent under the Credit Agreements to permit the repurchase of Securities pursuant to the Change of Control Offer;
(ii) (A) to commence an offer (the "Senior Secured Note Offer") to repurchase all Senior Secured Notes and to purchase (upon the termination of the Senior Secured Note Offer) all Senior Secured Notes tendered pursuant to such offer or
(B) to obtain the requisite consent under the Senior Secured Note Indenture to permit the repurchase of Securities pursuant to the Change of Control Offer;
(iii) (A) to commence an offer (the "Exchange Debenture Offer") to repurchase all Exchange Debentures and to purchase (upon termination of the Exchange Debenture Offer) all Exchange Debentures tendered pursuant to such offer or (B) to obtain the requisite consent under the Exchange Debenture Indenture to permit the repurchase of Securities pursuant to the Change of Control Offer and (iv) with respect to all other Senior Debt (as defined below) to (A) repay such Senior Debt to the extent required by the terms thereof to permit repurchase of the Securities pursuant to the Change of Control Offer or (B) to obtain the requisite consents, if any, under all agreements governing all such Senior Debt to permit the repurchase of Securities pursuant to the Change of Control Offer. In no event shall the Company be required to offer to repurchase or repurchase the Securities unless it shall have either repaid the outstanding Senior Debt to the extent required by the terms thereof or obtained the requisite consents thereunder, if any, to permit the repurchase of the Securities pursuant to the Change of Control Offer.

             Within the later of (a) 40 days following any Change of Control and
(b) the date that the foregoing conditions are satisfied, the Company shall mail a notice to each Holder stating:

             (1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Securities tendered will be accepted for payment;

             (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed)(the "Change of Control Payment Date");

             (3) that any Security not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (5) that Holders electing to have any of their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

             (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued by the Company shall be in a principal amount of $1,000 or integral multiples thereof.


The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in this paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

             On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Subordinated Debenture Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Subordinated Debenture Trustee shall promptly authenticate and mail to such holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.09  TRANSACTIONS WITH AFFILIATES

             Neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Person (or any Affiliate of such Person) holding 10% or more of any class of Capital Stock of the Company or any of its Restricted Subsidiaries or (ii) any Affiliate of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not such a holder or Affiliate; provided that a transaction with any such holder (or Affiliate thereof) or any Affiliate of the Company or any of its Restricted Subsidiaries shall be deemed to be on terms that are no less favorable to the Company or such Restricted Subsidiary than those obtainable at the time of the transaction from a Person who is not such a holder or Affiliate if (a) the Company or such Restricted Subsidiary delivers to the Subordinated Debenture Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or (b) a disinterested majority of the Board of Directors of the Company or such Restricted Subsidiary approves the transaction; and provided, further, that, the foregoing restriction shall not apply to (i) the payment of an annual fee to KKR for the rendering of management consulting and financial services to the Company and its Restricted Subsidiaries in an aggregate amount which is reasonable in relation thereto, (ii) the payment of transaction fees to KKR in amounts which are in accordance with past practices for the rendering of financial advice and services in connection with acquisitions, dispositions and financings by the Company and its Subsidiaries, (iii) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (iv) loans to officers, directors and employees of the Company and its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries, (v) any Restricted Payments (as defined in the referent indenture) not prohibited by the RESTRICTED PAYMENTS covenant in the Senior Note Indentures, the Exchange Debenture Indenture or Series B Debenture Indenture, or any Investment (as defined in the referent indenture) not prohibited by the INVESTMENTS IN UNRESTRICTED SUBSIDIARIES covenant in the Senior Note Indentures,
(vi) transactions between or among any of the Company and its Restricted Subsidiaries or (vii) allocation of corporate overhead to Unrestricted Subsidiaries on a basis no less favorable to the Company than such allocations to Restricted Subsidiaries.

SECTION 4.10  CORPORATE EXISTENCE.

             Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.11  RULE 144A INFORMATION REQUIREMENT.

             The Company will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company consummates the Exchange Offer or has registered the Securities for resale under the Securities Act.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS

             The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into it unless:

             (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (collectively the "Successor") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Subordinated Debenture Trustee, in form satisfactory to the Subordinated Debenture Trustee, all the obligations of the Company under the Securities and this Indenture;

             (2) immediately after giving effect to such transaction, no Default and no Event of Default under this Indenture shall have occurred and be continuing; and

             (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

             (4) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to such transaction.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED

             Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT

             An "Event of Default" occurs if:

             (1) the Company fails to make any payment of interest or Liquidated Damages on any Security when the same shall become due and payable and such default continues for a period of 30 days and for five days after written notice of such default is given to the Company by the Holders of at least 51% in principal amount of the Securities following the expiration of such 30-day period;

             (2) the Company fails to make any payment of the principal of or premium on any Security when the same shall become due and payable, whether at maturity or upon acceleration, redemption or otherwise, and such default continues for a period of ten days;

             (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

             (4) an event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or thereafter created in the future, if as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its express maturity and the principal amount of such Indebtedness is $22.5 million or more or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which as been accelerated, aggregates $45 million or more, provided that an Event of Default shall not be deemed to occur with respect to any accelerated Indebtedness which is repaid or prepaid, or the acceleration of which is rescinded, within 60 days after such declaration;

             (5) the Company, or any of the Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                (a)   commences a voluntary case,

                (b) consents to the entry of an order for relief against it in an involuntary case,

                (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                (d) makes a general assignment for the benefit of its creditors; or


             (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (a) is for relief against the Company, or any of its Restricted Subsidiaries as debtor in an involuntary case,

                (b) appoints a Custodian of the Company, or any of its Restricted Subsidiaries or a Custodian for all or substantially all of the property of the Company, or any of its Restricted Subsidiaries, or

                (c) orders the liquidation of the Company, or any of its Restricted Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

             The Company is required pursuant to Section 4.04(a) hereof to deliver to the Subordinated Debenture Trustee annually a statement regarding compliance with the provisions of this Indenture, and the Company is required pursuant to Section 4.04(c) hereof upon becoming aware of any Default or Event of Default to deliver a statement to the Subordinated Debenture Trustee specifying such Default or Event of Default. The Subordinated Debenture Trustee shall not be deemed to know of a Default unless a Responsible Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

             In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything contained in this Indenture or in the Securities to the contrary notwithstanding.

             A Default under clause (3) is not an Event of Default until the Subordinated Debenture Trustee notifies the Company, or the Holders of at least 51% in principal amount of the then outstanding Securities notify the Company and the Subordinated Debenture Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02  ACCELERATION

             If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (5) and (6) of Section 6.01 hereof) occurs and is continuing, the Subordinated Debenture Trustee or the Holders of at least 51% in principal amount of the then outstanding Securities, by written notice to the Company and to the agents under the Credit Agreements, the trustees under the Senior Note Indentures, the Exchange Debenture Indenture (and to the Subordinated Debenture Trustee if such notice is given by the Holders) may, and the Subordinated Debenture Trustee at the request of such Holders shall, declare all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities to be due and payable upon the first to occur of an acceleration under any of the Credit

Agreements, any of the Senior Notes or the Exchange Debentures or 15 Business Days after receipt by the Company, such agent and such trustees of such written notice to the extent that the Event of Default is continuing. If an Event of Default with respect to the Company specified in clause (5) or (6) of
Section 6.01 hereof occurs, all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Subordinated Debenture Trustee or any Holder. The Holders of at least 51% in aggregate principal amount of the then outstanding Securities by written notice to the Subordinated Debenture Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium and Liquidated Damages, if any, or interest on the Securities that has become due solely as a result of such acceleration) have been cured or waived.

             In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof and premium and Liquidated Damages, if any, and accrued interest to the date of payment shall become due and payable.


SECTION 6.03 OTHER REMEDIES

             If an Event of Default occurs and is continuing, the Subordinated Debenture Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

             The Subordinated Debenture Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Subordinated Debenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  WAIVER OF PAST DEFAULTS

             The Holders of at least 51% in principal amount of the then outstanding Securities by notice to the Subordinated Debenture Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, such Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder) or that resulted from the failure to comply with
Section 4.08 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY

             The Holders of at least 51% in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debenture Trustee or exercising any trust or power conferred on it. However, the Subordinated Debenture Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Subordinated

Debenture Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Subordinated Debenture Trustee in personal liability.

SECTION 6.06  LIMITATIONS ON SUITS

             A Holder may not pursue a remedy with respect to this Indenture or the Securities unless:

             (1) the Holder gives to the Subordinated Debenture Trustee written notice of a continuing Event of Default;

             (2) the Holders of at least 51% in principal amount of the then outstanding Securities make a written request to the Subordinated Debenture Trustee to pursue the remedy;

             (3) such Holder or Holders offer to the Subordinated Debenture Trustee indemnity satisfactory to the Subordinated Debenture Trustee against any loss, liability or expense (including, without limitation, fees of counsel);

             (4) the Subordinated Debenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

             (5) during such 30-day period the Holders of at least 51% in principal amount of the then outstanding Securities do not give the Subordinated Debenture Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

             Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium and Liquidated Damages, if any, and interest on the Security, on or after the respective due dates expressed in the Security or the Registration Rights Agreement, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08  COLLECTION SUIT BY SUBORDINATED DEBENTURE TRUSTEE

             If an Event of Default specified in Section 6.01(1), (2) or
(3) (with respect to the Company's obligations under Section 4.08 hereof) hereof occurs and is continuing, the Subordinated Debenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Securities, determined in accordance with
Section 6.02 hereof and interest on overdue principal, premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel.

SECTION 6.09  SUBORDINATED DEBENTURE TRUSTEE MAY FILE PROOFS OF CLAIM

             The Subordinated Debenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Subordinated Debenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Subordinated Debenture Trustee, and in the event that the Subordinated Debenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Subordinated Debenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel, and any other amounts due the Subordinated Debenture Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel, and any other amounts due the Subordinated Debenture Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Subordinated Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Subordinated Debenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

             If the Subordinated Debenture Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

             First:  to the Subordinated Debenture Trustee for amounts due under
          Section 7.07 hereof;

             Second: subject to Article 10 hereof, to Holders for amounts due and unpaid on the Securities for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and Liquidated Damages, if any, and interest, respectively; and

             Third:  to the Company.

             The Subordinated Debenture Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article 6.

SECTION 6.11  UNDERTAKING FOR COSTS

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Subordinated Debenture Trustee for any action taken or omitted by it as a Subordinated Debenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Subordinated Debenture Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                    ARTICLE 7
                         SUBORDINATED DEBENTURE TRUSTEE

SECTION 7.01  DUTIES OF SUBORDINATED DEBENTURE TRUSTEE

             (1) If an Event of Default has occurred and is continuing, the Subordinated Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (2)   Except during the continuance of an Event of Default:

                (a) the Subordinated Debenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Subordinated Debenture Trustee; and

                (b) in the absence of bad faith on its part, the Subordinated Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Subordinated Debenture Trustee and conforming to the requirements of this Indenture. However, the Subordinated Debenture Trustee shall examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

             (3) The Subordinated Debenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (a) this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

                (b) the Subordinated Debenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Subordinated Debenture Trustee was negligent in ascertaining the pertinent facts; and

                (c) the Subordinated Debenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                Section 6.05 hereof.

             (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Subordinated Debenture Trustee is subject to paragraphs (1), (2) and (3) of this
             Section 7.01.

             (5) No provision of this Indenture shall require the Subordinated Debenture Trustee to expend or risk its own funds or incur any liability. The Subordinated Debenture Trustee is not obligated to perform any duty or exercise any right or power under this Indenture at the request of the

             Holders of the Securities unless it
             receives an offer from such Holders of security and indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees of counsel).

             (6) The Subordinated Debenture Trustee shall not be liable for interest on any money received by it except as the Subordinated Debenture Trustee may agree in writing with the Company. Money held in trust by the Subordinated Debenture Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE

             (1) The Subordinated Debenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Subordinated Debenture Trustee need not investigate any fact or matter stated in the document.

             (2) Before the Subordinated Debenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Subordinated Debenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Subordinated Debenture Trustee may consult with counsel and the advice of such counsel (to be promptly confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon.

             (3) The Subordinated Debenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

             (4) The Subordinated Debenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

             (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03  INDIVIDUAL RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE

             The Subordinated Debenture Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Subordinated Debenture Trustee. Any Agent may do the same with like rights. However, the Subordinated Debenture Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04  SUBORDINATED DEBENTURE TRUSTEE'S DISCLAIMER

             The Subordinated Debenture Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Subordinated Debenture Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS

             If a Default or Event of Default occurs and is continuing and if it is actually known to a trust officer of the Subordinated Debenture Trustee, the Subordinated Debenture Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, or if later, within ten days after such Default or Event of Default becomes known to the Subordinated Debenture Trustee unless such Default or Event of Default has been cured.
Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Security or that resulted from a failure to comply with Section 4.08 hereof, the Subordinated Debenture Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of Holders.

SECTION 7.06  REPORTS BY SUBORDINATED DEBENTURE TRUSTEE TO HOLDERS

             Within 60 days after each May 15 beginning with the first May 15 to occur after the date of this Indenture, the Subordinated Debenture Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Subordinated Debenture Trustee also shall comply with TIA Sec. 313(b). The Subordinated Debenture Trustee shall also transmit by mail all reports as required by TIA Sec. 313(c).

             A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Subordinated Debenture Trustee when the Securities are listed on any stock exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY

             The Company shall pay to the Subordinated Debenture Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Subordinated Debenture Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Company shall reimburse the Subordinated Debenture Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Subordinated Debenture Trustee's agents and counsel.

             The Company shall indemnify and hold harmless the Subordinated Debenture Trustee and its directors, officers, employees and agents against any loss, liability or expense (including, without limitation, fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Subordinated Debenture Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Subordinated Debenture Trustee shall cooperate in the defense. The Subordinated Debenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

             The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Subordinated Debenture Trustee through its negligence or bad faith.

             To secure the Company's payment obligations in this Section 7.07, the Subordinated Debenture Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Subordinated Debenture Trustee, except that held in trust to pay principal, premium and Liquidated Damages, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

             When the Subordinated Debenture Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08  REPLACEMENT OF SUBORDINATED DEBENTURE TRUSTEE

             The Subordinated Debenture Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Subordinated Debenture Trustee by so notifying the Subordinated Debenture Trustee and the Company. The Company may remove the Subordinated Debenture Trustee if:

             (1)   the Subordinated Debenture Trustee fails to comply with
          Section 7.10 hereof;

             (2) the Subordinated Debenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Subordinated Debenture Trustee under any Bankruptcy Law;

             (3) a Custodian or public officer takes charge of the Subordinated Debenture Trustee or its property; or

             (4) the Subordinated Debenture Trustee becomes incapable of acting.

Notwithstanding the foregoing, a resignation or removal of the Subordinated Debenture Trustee and appointment of a successor Subordinated Debenture Trustee shall become effective only upon the successor Subordinated Debenture Trustee's acceptance of appointment as provided in this Section 7.08, and thereafter the Subordinated Debenture Trustee shall have no liability for any acts or omission of any successor Trustee.

             If the Subordinated Debenture Trustee resigns or is removed or if a vacancy exists in the office of Subordinated Debenture Trustee for any reason, the Company shall promptly appoint a successor Subordinated Debenture Trustee.

             If a successor Subordinated Debenture Trustee does not take office within 60 days after the retiring Subordinated Debenture Trustee resigns or is removed, the retiring Subordinated Debenture Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Subordinated Debenture Trustee.

             If the Subordinated Debenture Trustee fails to comply with
Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Subordinated Debenture Trustee and the appointment of a successor Subordinated Debenture Trustee.

             A successor Subordinated Debenture Trustee shall deliver a written acceptance of its appointment to the retiring Subordinated Debenture Trustee and to the Company. Thereupon the resignation or removal of the retiring Subordinated Debenture Trustee shall become effective, and the successor Subordinated Debenture Trustee shall have all the rights, powers and duties of the Subordinated Debenture Trustee under this Indenture. The successor Subordinated Debenture Trustee shall mail a notice of its succession to Holders. The retiring Subordinated Debenture Trustee shall promptly transfer all property held by it as Subordinated Debenture Trustee to the successor Subordinated Debenture Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Subordinated Debenture Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Subordinated Debenture Trustee.

SECTION 7.09  SUCCESSOR SUBORDINATED DEBENTURE TRUSTEE BY MERGER, ETC.

             Subject to Section 7.10 hereof, if the Subordinated Debenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Subordinated Debenture Trustee. In case any Securities have been authenticated, but not delivered, by the Subordinated Debenture Trustee then in office, any succession by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities.


SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

             There shall at all times be a Subordinated Debenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

             This Indenture shall always have a Subordinated Debenture Trustee who satisfies the requirements of TIA Sec. 310(a)(1). The Subordinated Debenture Trustee is subject to TIA Sec. 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

             The Subordinated Debenture Trustee is subject to TIA Sec. 311(a), excluding therefrom any creditor relationship listed in TIA Sec. 311(b). A Subordinated Debenture Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.


                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01  TERMINATION OF COMPANY'S OBLIGATIONS

             This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 hereof and the Subordinated Debenture Trustee's and Paying Agent's obligations under Section 8.03 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Subordinated Debenture Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

             (1) the Company irrevocably deposits, or causes to be deposited, in trust with the Subordinated Debenture Trustee or the Paying Agent or, at the option of the Subordinated Debenture Trustee, with a trustee satisfactory to the Subordinated Debenture Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Subordinated Debenture Trustee, money or U.S. Government Obligations in an amount sufficient (without reinvestment thereof) to pay principal, premium and Liquidated Damages, if any, and interest on the Securities to maturity or redemption, as the case may be, as such amounts become due, and to pay all other sums payable by it hereunder, and such deposit, when made, does not violate the provisions of Article 10 hereof; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Subordinated Debenture Trustee and (ii) the Subordinated Debenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and Liquidated Damages, if any, and interest on the Securities;

             (2) the Company delivers to the Subordinated Debenture Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and delivers an Opinion of Counsel to the same effect;

             (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

             (4) the Company shall have delivered to the Subordinated Debenture Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Subordinated Debenture Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect, except that the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.06,
7.07, 7.08 and 8.04 hereof and the Company's, the Subordinated Debenture Trustee's and the Paying Agent's obligations in Section 8.03, and the Subordinated Debenture Trustee's rights under Article 7 hereof, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 hereof and the Subordinated Debenture Trustee's and the Paying Agent's obligations in Section 8.03 hereof shall survive.

             After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Subordinated Debenture Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

             In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02  APPLICATION OF TRUST MONEY

             The Subordinated Debenture Trustee or a trustee satisfactory to the Subordinated Debenture Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.03  REPAYMENT TO COMPANY

             The Subordinated Debenture Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

             The Subordinated Debenture Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Subordinated Debenture Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04  REINSTATEMENT

             If the Subordinated Debenture Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Subordinated Debenture Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01 hereof; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Subordinated Debenture Trustee or Paying Agent.


                                   ARTICLE 9
                                   AMENDMENTS

SECTION 9.01  WITHOUT CONSENT OF HOLDERS

             Without the consent of any Holder of Securities the Company and the Subordinated Debenture Trustee may amend or supplement this Indenture or the
Securities:

             (1)   to cure any ambiguity, defect or inconsistency;

             (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

             (3)   to comply with Section 5.01 hereof;

             (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

             (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

             Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Subordinated Debenture Trustee of the documents described in Section 9.06 hereof, the Subordinated Debenture Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Subordinated Debenture Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02  WITH CONSENT OF HOLDERS

             Except as provided below in this Section 9.02, this Indenture or the Securities may be amended or supplemented with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least 51% in principal amount of the then outstanding Securities.

             Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Subordinated Debenture Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Subordinated Debenture Trustee of the documents described in Section 9.06 hereof, the Subordinated Debenture Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Subordinated Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Subordinated Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

             It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

             The Holders of 51% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or an exchange offer for Securities) or any existing default. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

             (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

             (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption price in connection with repurchases under Sections 3.07, 3.08 or
             4.08 hereof;

             (3) reduce the rate of or change the time for payment of interest on any Security;

             (4) waive a Default or Event of Default in the payment of the principal of, or premium or Liquidated Damages, if any, or interest on Securities or that resulted from a failure to comply with
             Section 4.08 hereof (except a rescission of acceleration of the Securities as provided in Section 6.02 hereof);

             (5) make any Security payable in money other than that stated in the Security;

             (6) make any change in Article 10 hereof that adversely affects the rights of any Holder;

             (7) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

             (8)   waive a redemption payment with respect to any Security.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Subordinated Debenture Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT

             Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS

             Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Subordinated Debenture Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

             The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

             After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (8) of
Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05  NOTATION ON OR EXCHANGE OF SECURITIES

             If an amendment, supplement or waiver changes the terms of a Security, the Subordinated Debenture Trustee may require the Holder of the Security to deliver it to the Subordinated Debenture Trustee. The Subordinated Debenture Trustee may place an appropriate notation about the changed terms and return it to the Holder and the Subordinated Debenture Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or Subordinated Debenture Trustee so determines, the Company in exchange for all Securities shall issue and the Subordinated Debenture Trustee shall authenticate new Securities that reflect the changed terms.


SECTION 9.06  SUBORDINATED DEBENTURE TRUSTEE TO SIGN AMENDMENTS, ETC.

             The Subordinated Debenture Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Subordinated Debenture Trustee. If it does, the Subordinated Debenture Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Subordinated Debenture Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01  AGREEMENT TO SUBORDINATE

             The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all "Senior Debt" (as defined below) and that the subordination is for the benefit of the holders of Senior Debt. The Indebtedness evidenced by the Security shall be pari passu with the Series B Subordinated Debentures.

SECTION 10.02  CERTAIN DEFINITIONS

             "Representative" means (i) with respect to the Credit Agreement, the Agent (as defined therein) and (ii) with respect to any other Senior Debt, the indenture trustee or other trustee, agent or representative for such Senior Debt.

             "Senior Debt" means all present and future Indebtedness created, assumed, incurred or guaranteed by the Company (and all renewals, extensions and refundings thereof), other than any such Indebtedness which by the terms of the instrument or agreement creating or evidencing the same is not senior in right of payment to the Securities, provided that (i) in no event shall Senior Debt include any Indebtedness of the Company to (a) any of its Subsidiaries or
(b) any trade creditors incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (ii) Senior Debt in all events shall include all Indebtedness incurred under the Credit Agreements, all Indebtedness incurred under the Senior Note Indentures and all Indebtedness incurred under the Exchange Debenture Indenture.

             A distribution may consist of cash, securities or other property, by set-off or otherwise.

             For the purposes of this Article 10, Obligations with respect to Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash.

SECTION 10.03  LIQUIDATION; DISSOLUTION; BANKRUPTCY

             Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

             (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations with respect to the Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such bankruptcy, reorganization, insolvency, receivership or similar proceeding) before Holders shall be entitled to receive any payment of any Obligations with respect to the Securities; and

             (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) of this Section 10.03) are paid in full, any distribution to which Holders would be entitled but for this
             Article 10 shall be made to holders of Senior Debt, as their interests may appear.

SECTION 10.04  DEFAULT ON SENIOR DEBT

             No direct or indirect payment or distribution by or on behalf of the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities or otherwise, may be made (i) if a default of any Obligations to the holders Senior Debt occurs and has not been cured or waived, (ii) for a period of 180 days upon the occurrence of a default (other than a payment default) in respect of Senior Debt and for successive periods of 180 days if the default is continuing at the end of such 180 day period or another default (other than a payment default) in respect of Senior Debt has occurred or (iii) upon the maturity of any Senior Debt, prior to the payment of all Obligations with respect to Senior Debt that is then due and payable. In addition, upon the acceleration of the Securities prior to their stated maturity, holders of the Senior Debt shall receive payment in full before any payment shall be made to Holders of the Securities.

SECTION 10.05  ACCELERATION OF SECURITIES

             If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Representatives of Senior Debt of the acceleration.

SECTION 10.06  WHEN DISTRIBUTION MUST BE PAID OVER

             In the event that the Subordinated Debenture Trustee or any Holder receives any payment of any Obligations (other than, in the case of the Subordinated Debenture Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof) with respect to the Securities at a time when such payment is prohibited by Section 10.04 hereof, then and in such event (but with respect to the Subordinated Debenture Trustee, subject to the provisions of
Section 10.12 hereof) such payment shall be held by the Subordinated Debenture Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

             If a distribution is made to the Subordinated Debenture Trustee or any Holder (other than, in the case of the Subordinated Debenture Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof) that because of this Article 10 should not have been made to it, the Subordinated Debenture Trustee (subject to the provision of Section 10.12 hereof) or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

             With respect to the holders of Senior Debt, the Subordinated Debenture Trustee undertakes to perform only such obligations on the part of the Subordinated Debenture Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Subordinated Debenture Trustee. The Subordinated Debenture Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Subordinated Debenture Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, unless such payment or distribution is made as a result of the willful misconduct or gross negligence of the Subordinated Debenture Trustee.

SECTION 10.07  NOTICE BY COMPANY

             The Company shall promptly notify the Subordinated Debenture Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article 10.

SECTION 10.08  SUBROGATION

             After all Obligations with respect to all Senior Debt are paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness ranking pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 10.09  RELATIVE RIGHTS

             This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

             (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and Liquidated Damages, if any, and interest on the Securities in accordance with their terms;

             (2) affect the relative rights of the Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

             (3) prevent the Subordinated Debenture Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

             If the Company fails because of this Article 10 to pay principal of, premium or Liquidated Damages, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 10.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

             No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

             Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

             Upon any payment or distribution of assets of the Company referred to in this Article 10, the Subordinated Debenture Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Subordinated Debenture Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12  RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE AND PAYING AGENT

             Notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, the Subordinated Debenture Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Subordinated Debenture Trustee, or the taking of any action by the Subordinated Debenture Trustee, and the Subordinated Debenture Trustee and the Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 10. Only the Company, a Representative of Senior Debt or a holder of an issue of Senior Debt that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Subordinated Debenture Trustee under or pursuant to
Section 7.07 hereof. Except as set forth in the immediately preceding sentence, nothing in this Section 10.12 shall limit the rights of holders of Senior Debt to recover payments as contemplated by Section 10.06 hereof.

             The Subordinated Debenture Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Subordinated Debenture Trustee. Any Agent may do the same with like rights.

SECTION 10.13  AUTHORIZATION TO EFFECT SUBORDINATION

             Each Holder of a Security by its acceptance thereof authorizes and directs the Subordinated Debenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Subordinated Debenture Trustee his attorney-in-fact for any and all such purposes.


                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01  TRUST INDENTURE ACT CONTROLS

             If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by any of Sections 310 to 317 inclusive of the TIA, such required provisions shall control.

SECTION 11.02  NOTICES

             Any notice or communication to the Company, the Subordinated Debenture Trustee, the agents under the Credit Agreements, the Senior Secured Note Trustee or the Exchange Debenture Trustee is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

             If to the Company:

                K-III Communications Corporation
                745 Fifth Avenue
                New York, New York  10151

                Attention:  General Counsel
                Telecopier No.:  (212) 745-0199

             With a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                Attention:  Gary I. Horowitz, Esq.
                Telecopier No.:  (212) 455-2502

             If to the Subordinated Debenture Trustee:

                The Bank of New York
                101 Barclay Street -- 21W
                New York, New York 10286
                Attention:  Corporate Trust Administration
                Telecopier No.:  (212) 815-5915/5917

             If to the agents under the Credit Agreements:

                The Chase Manhattan Bank, N.A.
                1 Chase Manhattan Plaza
                New York, New York  10081
                Attention:  William K. Luby
                Telecopier No.:  (212) 552-1159

                The Bank of New York
                101 Barclay Street
                New York, New York  10286
                Attention:  _____________________
                Telecopier No.:  (212) __________

             If to the Outstanding Notes Trustee:

                The Bank of New York
                101 Barclay Street - 21W
                New York, New York  10286
                Attention:  Corporate Trust Department
                Telecopier No.:  (212) 815-5915/5917

             If to the Exchange Debenture Trustee:

                Chemical Bank
                450 West 33rd Street
                New York, New York 10001
                Attention: Vice President Corporate Trust Administration - 15th Floor
                Telecopier No.: (212) 613-7799/7800

             The Company, the Subordinated Debenture Trustee, the agents under the Credit Agreements, the Outstanding Note Trustee and the Exchange Debenture Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

             All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

             If the Company mails a notice or communication to Holders, it shall mail a copy to the Subordinated Debenture Trustee and each Agent at the same time.

SECTION 11.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

             Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subordinated Debenture Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION 11.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

             Upon any request or application by the Company to the Subordinated Debenture Trustee to take any action under this Indenture, the Company shall furnish to the Subordinated Debenture Trustee:

             (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall include:

             (1) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06  RULES BY SUBORDINATED DEBENTURE TRUSTEE AND AGENTS

             The Subordinated Debenture Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07  LEGAL HOLIDAYS

             A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08  NO RECOURSE AGAINST OTHERS

             No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Security.

SECTION 11.09  GOVERNING LAW

             This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 11.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

             This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11  SUCCESSORS

             All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Subordinated Debenture Trustee in this Indenture shall bind its successor.

SECTION 11.12  SEVERABILITY

             In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13  COUNTERPART ORIGINALS

             The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14  SUBORDINATED DEBENTURE TRUSTEE AS PAYING AGENT AND REGISTRAR

             The Company initially appoints the Subordinated Debenture Trustee as Paying Agent and Registrar.

SECTION 11.15  TABLE OF CONTENTS, HEADINGS, ETC.

             The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16  BANK OF NEW YORK NOT ACTING IN INDIVIDUAL CAPACITY

             Notwithstanding anything to the contrary contained herein, this Indenture has been accepted by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Company herein or in any of the certificates, notices or agreements delivered by the Company pursuant hereto, as to all of which recourse shall be had solely to the assets of the Company, and under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Company.

SECTION 11.17  ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

             In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                            [Signatures on Next Page]

                                   SIGNATURES

                                           K-III COMMUNICATIONS CORPORATION


Dated as of         , 1996                 By:
                                               ---------------------------------
                                           Name:
                                           Title:



                                           THE BANK OF NEW YORK,
                                             as Subordinated Debenture Trustee

Dated as of         , 1996                 By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

           10% [CLASS C] [CLASS D] SUBORDINATED EXCHANGE DEBENTURE DUE 2008



No.                                                                  $__________

                        K-III COMMUNICATIONS CORPORATION


promises to pay to




or registered assigns,

the principal sum of



Dollars on May 1, 2008.

Interest Payment Dates:  February 1, May 1, August 1, and November 1.

Record Dates:  January 15, April 15, July 15 and October 15.

Dated:                   ,
       ------------------  ------


Certificate of Authentication:
This is one of the Securities
issued pursuant to the within-
mentioned Indenture.


THE BANK OF NEW YORK                           K-III COMMUNICATIONS CORPORATION
as Subordinated Debenture Trustee


By                                      By:
   ----------------------                   ------------------------------------
          Authorized Officer

                                        By:
                                            ------------------------------------

                                              (SEAL)

           10% [CLASS C] [CLASS D] SUBORDINATED EXCHANGE DEBENTURE DUE 2008

          [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/
                                                             -

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
          (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR MORGAN STANLEY & CO. INCORPORATED, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, OR SALOMON BROTHERS INC, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $1,000,000 AN OPINION OF COUNSEL, ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE


























          --------------------

          1. This paragraph should be included only if the Debenture is issued in global form.

          YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.2/
                                                                          -

             Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise indicated.

             1. INTEREST; LIQUIDATED DAMAGES. K-III Communications Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 10% per annum from _____________, ____ until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement. The Company will pay interest and Liquidated Damages, if any, quarterly on February 1, May 1, August 1, and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _____________, ____. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate per annum on the Securities then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) and premium and Liquidated Damages, if any, to the Persons who are registered Holders of Securities at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. Prior to May 1, 1998, interest shall be payable, at the option of the Company, in (i) cash or (ii) additional Securities with a principal amount equal to such interest, in denominations of $1,000 or integral multiples thereof. Any amount not in denominations of $1,000 or integral multiples thereof, shall, at the Company's option, be payable in cash or additional Securities in denominations of less than $1,000. On and after May 1, 1998, interest shall be paid only in cash.
The Securities will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City of New York, or, at the option of the Company, payment of interest, premium and Liquidated Damages may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders of Securities.






















          --------------------

          2. This  legend  applies   only  to  the  Class   C  Subordinated
          Debentures, not the Class D Subordinated Debentures.

             3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Subordinated Debenture Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

             4. INDENTURE. The Company issued the Securities under an Indenture dated as of ___________ __, ____ (the "Indenture") between the Company and the Subordinated Debenture Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sec.Sec. 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $200 million in aggregate principal amount, plus amounts, if any, sufficient to pay premium and Liquidated Damages, if any, and interest on outstanding Securities as set forth in Paragraph 2 hereof.

             5. SUBORDINATION. The Company's payment of the principal of, premium and Liquidated Damages, if any, and interest on the Securities is subordinated to the prior payment in full of the Company's Senior Debt. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal of, premium and Liquidated Damages, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article 10 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

             6.  OPTIONAL REDEMPTION.

             On and after February 1, 2001 and on and after a Change of Control of the Company, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning February 1 of the years indicated below.

                    Year                               Percentage
                    ----                               ----------

                    2001  . . . . . . . . . . . . . .   105%
                    2002  . . . . . . . . . . . . . .   104
                    2003  . . . . . . . . . . . . . .   103
                    2004  . . . . . . . . . . . . . .   102
                    2005  . . . . . . . . . . . . . .   101
                    2006 and thereafter. . . . . . . . .100

             Notwithstanding the foregoing:

             (1) the Company may redeem up to 50% of the outstanding aggregate principal amount of the Securities originally issued at a redemption price of 110% of the principal amount thereof, plus Liquidated Damages, if any, plus accrued and unpaid interest to the redemption date, out of the net proceeds of any Public Equity Offering, provided that any such redemption shall occur within 180 days of such Public Equity Offering; and

             (2) upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

             7.  MANDATORY OFFERS TO REPURCHASE; MANDATORY REDEMPTION.

             Subject to repayment of all then outstanding Senior Debt (to the extent required by the terms thereof) or receipt by the Company of all consents with respect thereto required to permit such an offer, following the occurrence of any Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of such Securities, plus Liquidated Damages and accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), in each case in accordance with and to the extent provided in the Indenture. The Change of Control Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law. No earlier than 30 days nor later than 40 days after the notice of the Change of Control Offer has been mailed (the "Change of Control Payment Date"), the Company shall deposit, to the extent lawful, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof tendered by Holders. The Paying Agent shall promptly mail or deliver payment for all Securities tendered in the Change of Control Offer.

             A Holder of Securities may tender or refrain from tendering all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

             8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

             9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; provided, however, that in connection with the payment of interest with respect to the Securities in additional Securities and the original issuance of Securities hereunder in exchange for shares of the Company's Series A Exchangeable Preferred Stock, the Company may elect to pay any amount not in denominations of $1,000 and/or integral multiples thereof, in cash or in additional Securities in denominations of less than $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Subordinated Debenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

             10. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

             11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least 51% in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Subordinated Debenture Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

             Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07,
3.08 or 4.08 of the Indenture; (iii) reduce the rate of or change the time for payment of interest on any Security; (iv) waive a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on Securities or that resulted from a failure to comply with Section
4.08 of the Indenture, (except a rescission of acceleration of the Securities by Holders of at least 51% in aggregate principal amount of the Securities); (v) make any Security payable in money other than that stated in the Security; (vi) make any change in Article 10 of the Indenture that adversely affects the rights of any Holder; (vii) make any change in Section 6.04 or 6.07 of the Indenture or the last sentence of the fourth paragraph of Section 9.02 of the Indenture; or
(viii) waive a redemption payment with respect to any Security.

             The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Subordinated Debenture Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

             12. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest or Liquidated Damages on any Security for 30 days and for five days after written notice of such default is given to the Company by the Holders of at least 51% in principal amount of any Security following the expiration of such 30-day period; default in payment of the principal or premium of the Securities at maturity or upon acceleration, redemption or otherwise, and such default continues for a period of ten days; failure by the Company for 60 days after written notice to it from the Trustee, or after written notice to it and the Trustee from Holders of at least 51% in principal amount of the then outstanding Securities, to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 51% in principal amount of the then outstanding Securities by written notice to the Company, to the agent under the Credit Agreements, the trustees under the Senior Notes and the Exchange Debenture Trustee (and to the Trustee if such notice is given by the Holders) may, and the Trustee at the request of the Holders shall, declare all of the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus premium and Liquidated Damages, if any, and accrued interest to the date of payment upon the first to occur of an acceleration under the Credit Agreements, the Senior Notes or the Exchange Debentures or 15 Business Days after receipt by the Company, such agent and such trustees of such written notice to the extent such Event of Default is continuing, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium or Liquidated Damages, if any, or interest or that resulted from a failure to comply with Section 4.08 of the Indenture) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

             13. SUBORDINATED DEBENTURE TRUSTEE DEALINGS WITH COMPANY. The Subordinated Debenture Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Subordinated Debenture Trustee.

             14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

             15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Subordinated Debenture Trustee or an authenticating agent.

             16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

             17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                K-III COMMUNICATIONS CORPORATION
                745 Fifth Avenue
                New York, New York  10151
                Attention:  Treasurer

                                 ASSIGNMENT FORM


          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Date:
      ----------------

                                           Your Signature:
                                                          ----------------------
                (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

             If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

                                   Section 4.08

             If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________


Date:                                Your Signature:
     -----------------                              ----------------------------
                             (Sign exactly as your name appears on the Security)

                                        Tax Identification No.:
                                                               -----------------

- -


Signature Guarantee.

                SCHEDULE OF EXCHANGES FOR DEFINITIVE DEBENTURES3/
                                                               -

             The following exchanges of a part of this Global Debenture for definitive Debentures have been made:



                                    Amount of              Principal Amount of this    Signature  of
             Amount of decrease in  increase in            Global Debenture            Authorized officer of
Date of      Principal Amount of    Principal Amount of    following such decrease     Trustee or Debenture
Exchange     this Global Debenture  this Global Debenture  (or increase)               Custodian
- --------     ---------------------  ---------------------  ------------------------    ---------------------


















          --------------------

          3. This should be included only if the Debenture is issued in global form.

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re:        10% [Class C] [Class D] Subordinated Exchange Debentures due 2008 of
K-III Communications Corporation (the "Securities").

             This Certificate relates to $_____ principal amount of Securities held by ______ (the "Transferor").

             The Transferor has requested the Subordinated Debenture Trustee by written order to exchange or register the transfer of a Security or Securities.

             In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Securities and as provided in
Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

           [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture).

           [ ] Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) or an institutional accredited investor within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act, in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B) of the Indenture).


           [ ] Such Security is being transferred in accordance with Rule 144 or Rule 145 or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) of the Indenture).


                                        -----------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           --------------------------------



          Date:
               ----------------------




           *Check applicable box.





                                       B-1